                                 MEDICORE , INC.

                             STOCK OPTION AGREEMENT

     AGREEMENT, dated this 26th day of September, 1996, between MEDICORE, INC., a Florida Corporation (hereinafter called the "Company"), and JOSEPH DILLON & COMPANY, INC. (hereinafter called the "Optionee").

                                   WITNESSETH:

     WHEREAS, the Board of Directors of the Company authorized in September, 1994 the Company to grant to Performance Capital Corporation ("PCC") an option ("Option") to purchase 400,000 shares of Common Stock, par value $.01 per share ("Option Shares"), of the Company at $1.25 per Share (the "Option Price"), such Option to be exercisable for three years from that date through September 30, 1997.

     WHEREAS, PCC has transferred 50% of its Options for 200,000 Option Shares to Optionee pursuant to an agreement between PCC and Optionee; and

     WHEREAS, the Optionee is willing to accept said Option and to be bound by the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

GRANT OF OPTION:
----------------

     1.1 The Company acknowledges the transfer of 50% of PCC's Options for 200,000 Option Shares to Optionee and hereby issues to the Optionee an Option to purchase from the Company, upon the terms and conditions set forth herein 200,000 Option Shares for a cash consideration of the Option Price.

     1.2 The number of Option Shares above stated, and the Option Price thereof, shall be subject to adjustment from time to time as provided herein.

PAYMENT FOR SHARES
------------------

     2.1 The Option Price for the Option Shares to be purchased pursuant to each exercise of the within Option shall be paid to the Company by the Optionee in full in cash or by certified or bank cashier's check at the time of such exercise of the Option.

EXERCISE OF OPTION
------------------

     3.1 The within Option is exercisable only to the extent provided herein during the term of this Option, which was originally for a period of three (3) years, terminating at the close of business on September 30, 1997 ("Expiration Date"), subject to earlier termination provided herein.

     3.2 The Option in exercisable, subject to the terms hereof, in amounts equivalent to 50,000 Option Shares per exercise up to the Expiration Date. The Company may delay the exercise of any Option if it determines that the Option Shares are required to be listed, registered or qualified on any securities exchange under law. The Company shall not be obligated to deliver any Option Shares until such Option Shares have been so listed, registered or qualified on any securities exchange (or authorized for listing, registration or qualification upon official notice of such exchange). No delay under this section 3.2 shall extend or otherwise affect the Expiration Date.

     3.3 This Option may be terminated by either the Company or the Optionee by written notice to the other at any time for any reason. If the Option is terminated by the Company, the Optionee may exercise the Option for a period of 30 days from the Company's termination notice.

     If the Option is terminated by the Optionee the Option shall immediately be null and void with no right of exercise.

     3.4 At least five (5) days prior to the date upon which any portion of the within Option is to be exercised, the Optionee shall deliver to the Company written notice of its election to exercise all or part of the Option, subject to the limitations provided herein, which notice shall specify (i) the date and time for the exercise of the Option, (ii) the number of Option Shares in respect of which the Option is to be exercised, and (iii) the address to which the Option Shares are to be mailed. The date specified in such notice shall be a business day and the time specified shall be during the regular business hours of the Company.

     3.5 The Optionee shall, at the date and time specified in such notice, pay the Company cash or other consideration acceptable to the Company, at the principle office of the Company, the Option Price for the Option Shares in respect of which the Option is being exercised, to wit, the amount of the product of $1.25 (or such then adjusted exercise price) times the number of Option Shares into which the Option is being exercised. The notice and payment shall be delivered in person or shall be sent by registered mail, return receipt requested, to the Secretary of the Company, 777 Terrace Ave., Hasbrouck Heights, New Jersey 07604. The Company shall as soon as practicable and with all due expedition deliver to the Optionee, who shall so have properly exercised the Option, certificates registered in the name of such person representing the number of Option Shares in respect of which the Option was exercised, subject to the approval of any governmental or regulatory authority required in connection with the authorization, issuance, sale or transfer of such Option Shares. Delivery shall be deemed effected for all purposes when the Company's stock transfer agent shall have deposited such Option Share certificate or certificates in the United States mail, addressed as per the Optionee's notice. If the Option is only exercised in part, a new Option for the balance of the unexercised Option Shares will be issued by the Company to the Optionee.

     3.6 The Optionee shall not have any rights and privileges of a shareholder of the Company in respect of any of the Option Shares underlying the Option unless and until and only to the extent it shall have properly exercised the Option and paid for the Option Shares in accordance with the terms and provisions of this Option Agreement. The Option shall be considered exercised on the date the notice and payment are delivered to or received by the Secretary of the Company; provided if payment is by check, the exercise date shall be the date such check clears payment. The Optionee shall have no rights with respect to such Option Shares not expressly conferred by this Option Agreement.

RESTRICTIONS ON EXERCISE OF OPTION AND SALE OF STOCK
----------------------------------------------------

     4.1 In addition to the limitations on the exercise of an Option as provided in Sections 3.2 and 3.3 hereof, the within Option shall not be exercisable if:

     (a) The exercise thereof will involve a violation of any applicable federal or state securities law; or

     (b) The exercise thereof will require registration under the Securities Act of 1933, as amended, (the "Act") of the Option Shares or other securities of the Company to be purchased by the Optionee pursuant to such exercise.

     4.2 (a) The Optionee acknowledges that the Option and underlying shares of Common Stock are not transferable without compliance with the registration requirements of the federal and state securities laws or an opinion of counsel for the Optionee has been received by the Company to the effect that such registration is not required; any determination in this connection by the Company shall be final, binding and conclusive; that the

Optionee has no right
to transfer either the Option or the underlying Common Stock and that the Optionee has no contractual right to require the registration of the Option or underlying Common Stock; and

                  (b) The Optionee understands that the securities are being issued to it pursuant to a non-public offering exemption under the Act, that the Common Stock issued upon exercise of the Option shall have a legend on the face thereof indicating the restrictive nature of the shares in pertinent part as follows: "The shares of Common Stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any state and may not be sold or transferred except upon such registration or upon receipt by the Company of an opinion of counsel satisfactory to the Company that registration is not required"; and that such Common Stock and the Option shall have stop transfer instructions issued against the same.

     4.3 At the time of any exercise of the within Option, the Optionee shall represent to and agree with the Company in writing that it is acquiring the shares in respect of which the Option is being exercised for the purpose of investment and not with a view to distribution.

     4.4 The Optionee agrees that it will not sell or otherwise dispose of any shares of Common Stock or other securities of the Company purchased by it pursuant to the exercise of all or any portion of the within Option at any time under circumstances which would require the filing of a registration statement in respect of such shares or other securities under the provisions of the Act.

     4.5 The Company shall not be obligated to take any other affirmative action in order to cause or facilitate the exercise of the Option or the issuance of shares of Common Stock pursuant thereto to comply with any state or federal law, rule or regulation.

CHANGES IN CAPITAL STRUCTURE
----------------------------

     5.1 Existence of this Option shall not impair the right of the Company or its shareholders to make or effect any adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger of consolidation of the Company or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock of the Company, or any grant of options on its stock through any qualified or non-qualified stock plan or otherwise, or any other corporate act or proceeding, whether of a similar character or otherwise.

     5.2 Except as hereinafter expressly provided, the issuance by the Company of shares of Common Stock of any class, for cash or property, or for labor or services, either upon sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company converted into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, class or price of shares of Common Stock then subject to the Option.

     5.3 The only adjustment available to the Option Shares are as follows:

     (a) If at any time or from time to time after the date of this Option Agreement, the Company shall distribute to the holders of its Common Stock, with respect to the Common Stock, without payment therefor, securities or property, other than shares of the Common Stock, other than rights to purchase shares of the Common Stock which terminate prior to the exercise of this Option, and other than cash, then, and in each such case, the Optionee upon the exercise of this Option shall be entitled to receive the securities and properties to which it would have been entitled had it been a shareholder of record of the Common Stock received upon such exercise of the Option at the time the Company made such distribution of securities or property and had, during the period from the date of this Option to and including the date of such exercise, retained such shares and the securities and properties receivable by it during such period. Notice of each such distribution shall be forthwith mailed to the Optionee.

     (b) If the Company shall be consolidated with or merged into another corporation or shall sell all or substantially all of its assets as part of a reorganization within the meaning of the Internal Revenue Code or shall reclassify or organize its capital structure (except a stock split or combination covered by Section 6.2 hereof), and in such transactions holders of the Common Stock exchange their Common Stock for shares of stock or other securities ("Transaction Securities") of the Company or another corporation, receive additional Common Stock or other securities, or surrender a portion of their Common Stock, then:

                  (1) Except as provided in Section 5.2(b)(2) hereof, the Optionee shall be entitled, in lieu of the Option, to an Option or Options to purchase Transaction Securities in an amount (if any) equal to the Transaction Securities that the Optionee would have received if the Optionee had exercised the Option in full and held the Shares to which the Option related at the time of such transaction. The Option Price per share or other unit of such Transaction Securities shall be determined by dividing the Option Price per share of common stock subject to the Option by the number of shares or other units (or the fraction of a share or other unit) of Transaction Securities into which each share of common stock is converted or for which common stock is exchanged in such transaction.

                  (2) Notwithstanding any other provision hereof, the Board of Directors of the Company may cancel the Option as of the effective date of any transaction described in this Section 5.2(b); provided that (A) notice of such cancellation shall have been given to the Optionee at least thirty (30) days before the effective date of such transaction, and (B) the Optionee shall have the right to exercise the Option in accordance with and pursuant to the limits of Sections 3.2 and 3.3 hereof during the thirty (30) day period immediately preceding the effective date of such transaction.

MISCELLANEOUS
-------------

     6.1 The granting of this Option shall not impose upon the Company any obligation to employ or become affiliated with or continue to employ or be affiliated with the Optionee. This Option Agreement shall not be construed as preventing nor shall it prevent the Company from terminating any agreement or other affiliation with the Company or its affiliated companies that might exist with the Optionee.

     6.2 This Option Agreement shall be binding upon and inure to the benefit of the Company and its successors and upon the Optionee and its successors, assigns, including without limitation the estate of the Optionee and the executors, administrators and/or trustees of such estate, and any creditor, receiver, trustee in bankruptcy or representative of any such Optionee; provided that the within Option shall be non-transferable by the Optionee, and shall not be encumbered in whole or in part, and the Option shall be exerciseable only by the Optionee except as may be approved by the Company.

     6.3 This Option Agreement shall be deemed to be made under and shall be construed in accordance with the laws of the State of New Jersey.

     6.4 This Option Agreement shall become effective as of the date hereof and, unless sooner terminated in accordance with the terms hereof, shall remain in effect through September 30, 1997. No modification or amendment of this Option Agreement shall become effective until such modification or amendment shall have been approved by the Board of Directors of the Company.

     6.5 The Company's obligation to deliver Option Shares is subject to all the terms and conditions of this Option Agreement and shall be subject to applicable federal, state and local tax withholding and reporting requirements.

     IN WITNESS WHEREOF, the Company has caused this Option Agreement to be executed by its President, Vice President, or Secretary thereunto duly authorized, and the Optionee has executed this Option Agreement, the day and year first above written.



                                               MEDICORE, INC.



                                               By_____________________________
                                                  Thomas K. Langbein, President

     The Optionee hereby accepts and agrees to be bound by all the terms and conditions hereof.

                                          JOSEPH DILLON & COMPANY, INC.
                                          (Optionee)


                                         By________________________________
                                           Steven Jaloza,
                                           Chief Executive Officer

Date:    September 26, 1996